CONSENT OF PANNELL KERR FORSTER, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-3) and related prospectus of AremisSoft Corporation, relating to the registration of shares of its common stock, and the incorporation by reference therein of our reports filed with the Securities and Exchange Commission.

/s/ PANNELL KERR FORSTER

Pannell Kerr Forster

London, England
August 29, 2000